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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in Pre-effective Amendment No. 1 to the Registration Statement on Form S-3 No. 333-32755 and related Prospectus of Weeks Corporation and Weeks Realty, L.P. and to the incorporation by reference therein of our report dated September 27, 1996, with respect to the combined financial statements of NWI Warehouse Group as of December 31, 1995 and 1994 and for each of the years then ended included in the Form 8-K/A of Weeks Corporation dated November 1, 1996, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP


Atlanta, Georgia
September 12, 1997